Exhibit 99.1

Operator

Good day, ladies and gentlemen. Thank you for standing by. Welcome to the STAAR Surgical First Quarter 2017 Financial Results Conference Call. (Operator Instructions) This call is being recorded today, Wednesday, May 3, 2017. At this time, I'd like to turn the conference over to Mr. Brian Moore with EVC Group.

Brian Moore

Thank you, Latoya, and good afternoon, everyone. Thank you for joining us on the STAAR Surgical Conference Call this afternoon to review the company's financial results for the first quarter, which ended on March 31, 2017. On the call today are Caren Mason, President and CEO of STAAR Surgical; and Deborah Andrews, Interim Chief Financial Officer. The news release detailing the first quarter results was issued just after 4 p.m. Eastern Time and is now available on STAAR's website at www.staar.com.

Before we begin, let me quickly remind you that during the course of this conference call, the company will make forward-looking statements. We caution you that any statement that is not a statement of historical fact is a forward-looking statement. This includes remarks about the company's projections, expectations, plans, beliefs and prospects. These statements are based on judgment and analysis as of the date of this conference call and are subject to numerous important risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties associated with the forward-looking statements made in this conference call and webcast are described in the safe harbor statement in today's release as well as STAAR's public periodic filings with the SEC. STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

In addition, to supplement the GAAP numbers, we have provided non-GAAP adjusted net income and diluted net income per share information. We believe that these non-GAAP numbers provide meaningful supplemental information and are helpful in assessing our historical and future performance. A table reconciling the GAAP information to the non-GAAP information is included in today's financial release.

Following our prepared remarks, we will open the line to questions from publishing analysts. (Operator Instructions) We thank everyone in advance for their cooperation with this process. And with that, I'd like to turn the call over to Caren Mason, President and Chief Executive Officer of STAAR Surgical.

Caren L. Mason - STAAR Surgical Company - CEO, President and Director

Thank you, Brian, and good afternoon, everyone. I will begin our discussion with an abbreviated overview of Q1 performance highlights and conclude with progress on select strategic priorities for 2017. Deborah will then review key first quarter financial results, before we open the call for your questions.

We are pleased with momentum that continues to build in our ICL business. ICL highlights for Q1 includes sales growth in Canada of 65%, Japan of 65%, and China of 45%. Region growth was strong in ICL units as well with EMEA up 11% and Asia Pacific up 28%. India, which is included in the APAC region number, did experience stronger-than-anticipated growth. Distributors servicing India placed stocking orders to compensate for a delay in registration renewal, which could impact normal import timing in Q2. We do anticipate achieving our full year growth plan in India and signed a strategic cooperation agreement in the first quarter with a large eye hospital group. As anticipated, total units were appreciably down in Korea, but we are pleased with the growth in the Toric ICL orders in Korea. Globally, Toric ICL shipments hit a new quarterly record and continue to account for a growing percentage of the ICL mix. In Q1 2017, Toric ICLs accounted for 51% of sales versus prior year of 46%, and 44% of units versus prior year of 40%. For the quarter, IOL sales and injector parts were behind prior year. With the discontinuation of our U.S. silicone IOL business, we do anticipate flat to declining growth in 2017 for our IOL product line. Injector parts, however, should resume their growth trajectory in coming quarters.

Turning to our progress on select strategic priorities. As you know, our work in Quality is continual and remains as our top strategic priority. With regard to FDA remediation, we have completed the internal work in Q1 per our submitted plan to the agency and have notified the FDA that we are ready for inspections. We just completed our 5-year recertification inspections with DEKRA, our European notified body, which grants the CE mark and ISO certification and anticipate full recertification in July.

On the new product front, our first-in-man clinical trial for the next generation ICL with EDOF continued in the first quarter, and the results continue to be positive. We recently conducted a meeting in Madrid, Spain, with our principal investigator and our surgeon working group to discuss the initial findings of the clinical study and directionally next steps. We plan to introduce the lens upon approval this year to a select group of surgeons for early effectiveness observational use. A beta analysis to seek surgeon feedback on their experience with the EVO aspheric EDOF lens, including performance, patient acceptance, OD practice development, et cetera. Overall, the working group's comments were positive and supportive of our rollout plans for this important addition to the EVO lens family. Regarding the new preloaded ICL injector delivery system, we recently completed surgeon preference testing at our new technology center, where ICL experienced surgeons took the new preloaded ICL injector delivery system for a test drive. We're very pleased with the feedback and results and will plan to submit this device for CE mark approval in the coming months.

MAY 03, 2017 / 04:30PM ET, STAA - Q1 2017 STAAR Surgical Co Earnings Call

We are continuing to build the evolution in visual freedom market for implantable lenses. At the upcoming ASCRS meeting at Los Angeles this weekend, we will showcase the strengthening of the product branding launched last year, and we'll be introducing an enhanced surgeon training and practice development program continuum. Just a few highlights include: Dr. Greg Parkhurst and Dr. William Schiff's session on Visian ICL optometry co-management and training; Dr. Jason Brinton and Dr. Luke Rebenitsch will be sharing best practices in business management and practice development as part of a successful refractive practice. Additional sessions will include in-depth discussion on the performance of the ICL, and the addition of the Collamer IOL to a cataract practice. These sessions will be led by Dr. Mark Packer, Dr. John Vukich and Dr. Joaquin Fernandez. Additionally, we will be exhibiting again at the ASCRS Refractive Surgery Day after an 8-year absence with an all-day focus on the ICL as the premium refractive option and Dr. Erik Mertens will be on the podium presenting “Non Corneal Refractive Surgery: Next Generation Phakic IOLs.”

So to reaffirm our view of the business for 2017. We expect double-digit ICL unit growth for the year, driven primarily by increasing market acceptance of the EVO Visian ICL in established markets with the exception of the U.S. and Korea. We expect IOL sales in 2017 to be similar to IOL sales in 2016 with the exception of the decrease associated with the discontinuation of the silicone IOL product line in the U.S. We anticipate gross margin expansion again in 2017 as compared to year-end 2016. We anticipate 2017 operating expenses may trend above 2016 total operating expenses. We are planning further investments in our operations to primarily include, clinical affairs, corporate infrastructure and systems, sales and marketing and research and development. As we complete our 3-year strategic transformation priorities and investments in 2017, our goal is to provide a preview of 2018 to 2020 strategic priorities and financial results direction during the fourth quarter of this year. That concludes my prepared remarks for this afternoon. Deborah?

Deborah Andrews - STAAR Surgical Company - Interim CFO, CAO and VP

Thank you, Caren. Good afternoon, everyone. I'll start the financial overview with the summary of top line results and then provide more details by product and market. STAAR reported net sales of $20.4 million in the first quarter of 2017, an increase of 6% over the $19.3 million of sales reported in the first quarter of 2016. The sales increase was driven by ICL revenue growth of 16% and unit growth of 20% and partially offset by decreased IOL and injector part sales. For the first quarter of 2017, total sales for our ICL product line were $15.3 million compared to $13.2 million in the prior year quarter. Asia Pacific ICL sales were $8.2 million during the first quarter, an increase of 23% in revenue and 28% in units compared to the prior year period. China, Japan and India experienced strong double-digit growth, that was offset by softness in Korea. EMEA and Latin America ICL sales were $5.3 million during the first quarter, an increase of 9% in revenue and 11% in units compared to the prior year period. All 3 regions within EMEA and Latin America reported growth in sales and units with Latin America and Middle East reporting double-digit unit growth. North America ICLs were $1.8 million during the first quarter, up 7% in revenue and 6% in units from the prior year period. The increase in sales was driven by the successful commercialization of the EVO Toric lens in Canada, which was approved in September of 2016. For our IOL product line, total IOL sales were $4.6 million for the first quarter of 2017, which was down 9% in revenue, but up 1% in units from the prior year period. Solid growth in EMEA was offset by the phaseout of silicone IOL sales in North America and softness in Japan sales during the quarter.

Now turning the discussion to margins and spending. Our gross profit margin was 71.6% compared to the prior year period gross profit margin of 67.4% or an increase of 4.2 points. This improvement primarily resulted from a favorable mix of higher-margin ICL units and lower other cost of sales attributable to the lower stock-based compensation compared to Q1 2016, when approximately $600,000 was recorded related to the acceleration of stock compensation that would have been recorded in future years. Operating expenses for the first quarter decreased $6.4 million to $16.7 million from $23 million in the prior year quarter. The decrease in operating expenses was primarily due to lower expenses as a result of the onetime noncash charges in Q1 2016 related to the immediate vesting of all invested equity awards. This accelerated vesting occurred as a result of the triggering of the change of control provision of the company's equity incentive plan during the quarter ended April 1, 2016, and was not repeated again during the quarter ended March 31, 2017. Excluding this prior year charge, operating expenses were slightly favorable to the prior year. General and administrative expense was $5.4 million, $3.1 million lower than the prior year quarter. The accelerated vesting represented $2.9 million of the decrease and the balance, the result of lower local taxes in Japan. Marketing and selling expense was $6.5 million, $1.1 million lower than the prior year quarter. The accelerated vesting represented $1.5 million of the decrease and was partially offset by increased trade show spending internationally.

Research and development expense was $4.8 million, $2.1 million lower than the prior year quarter. The accelerated vesting represented $1.8 million of the decrease and the balance, the result of lower quality remediation expenses. With regard to the bottom line, the net loss for the first quarter of 2017 was $2.2 million or approximately $0.05 per share compared with the net loss of $8 million or $0.20 per share for the prior year period. On a non-GAAP basis, the adjusted net loss for the quarter -- for the first quarter of 2017 was $1.4 million or $0.04 per diluted share compared with an adjusted net loss of $0.5 million or $0.01 per diluted share for the prior year period. Net loss and adjusted net loss benefited in 2016 from the $1.6 million income tax benefit recorded during the quarter, primarily as the result of the dissolution of a foreign subsidiary and also by the accelerated vesting and equated to approximately $0.04 per diluted share.

Adjusted net loss excludes expenses such as FDA remediation, gains and losses on foreign currency transaction and stock-based compensation costs.

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Now turning to our balance sheet. Our cash, cash equivalents and restricted cash at March 31, 2017, totaled $13.6 million compared to $14.1 million at the end of the fourth quarter of 2016 and $9.1 million at the end of the first quarter of 2016. Continued focus on optimizing the company's cash position through revenue growth, expense management and working capital management resulted in a decrease in cash of $500,000 compared to a $4.4 million decrease in cash in the first quarter of 2016.

Finally, it should be noted that by achieving our targeted double-digit ICL unit growth, by continuing our strengthening of gross margins, and by prudently managing expenses, we should realize operating leverage and the positive cash flows we are seeking as our investments in quality, clinical, research and development and sales and marketing begin to pay back. This concludes my comments. And with that, we're ready to take your questions. Operator, please open the line for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions) And the first question will come from Raymond Myers of Benchmark.

Raymond Alexander Myers - The Benchmark Company, LLC, Research Division - Research Analyst

Caren, congratulations on the progress with the remediation effort. That's been a long time in coming. So congratulations there. Can you describe what's happened in that process maybe in a little bit more detail and outlined the process going forward to lift the FDA's issues?

Caren L. Mason - STAAR Surgical Company - CEO, President and Director

Okay. Thank you, by the way, Ray. I appreciate always your comments and thank you for joining us. In terms of the process with FDA, really everything from this point forward is at the volition of the FDA. The timing, the process, et cetera, it's totally up to them. Our progress was in having created a plan and having delivered on that plan as promised, in terms of the amount of information, we believe the quality of information and the timing of the delivery of that information. And we did have outside counsel around our progress along the way, which we had commented upon previously. So we do believe we are in the right position. And as a result of that, we did communicate with the FDA as to our readiness for inspection.

Raymond Alexander Myers - The Benchmark Company, LLC, Research Division - Research Analyst

That's great. And in Korea, that was one area of weakness in the quarter. Can you help us to understand, is it continuing to get weak? Or is it just a year-over-year comparison? What is the current recent trend?

Caren L. Mason - STAAR Surgical Company - CEO, President and Director

Yes. We had an agreement with our Korean distributor around guaranteed purchases per quarter as we had talked about last year, and we had paced the purchases based on Korea's ability at that time to properly read the market and their ability to respond. Unfortunately, toward the end of last year, we were surprised with their analysis of their ability in 2017 to keep up that pace. That is on the Spheric ICLs. On the Toric ICLs, we're seeing nice growth. We expect that over the next 4 to 6 months, hopefully, certainly by the end of the year, that the programs that are being put in place by our team will start to reflect more growth, for both Spheric and Toric and more strategic cooperation agreements that will also hopefully take effect in Korea.

Operator

The next question is from Jason Mills of Canaccord Genuity.

Unidentified Analyst

This is Dave (inaudible) on for Jason. Can you hear me all right?

MAY 03, 2017 / 04:30PM ET, STAA - Q1 2017 STAAR Surgical Co Earnings Call

Caren L. Mason - STAAR Surgical Company - CEO, President and Director

Can you speak a bit louder, please?

Unidentified Analyst

Sorry. This is [David Roscoe] on for Jason. So looks like for ASPs in IOLs, we are kind of modeling something that was higher than what we saw. Can you kind of talk a little bit about what you saw kind of bringing us down or driving us down and also kind of how we should think about that going forward? And I think, secondly, maybe a little more color on what gross margins were this quarter per category and how we should look at those going forward as well?

Caren L. Mason - STAAR Surgical Company - CEO, President and Director

Well, I think that in terms of IOLs, certainly the market continues to be quite competitive. Our offerings now in the United States are limited to our nanoFLEX Collamer product, and that is considered a moderate-to-premium product for many of our ophthalmic surgeons. In terms of being competitive, there may have been some adjustments in terms of price points, yes. I think in terms of gross margin, I'll turn that over to Deborah.

Deborah Andrews - STAAR Surgical Company - Interim CFO, CAO and VP

No. In terms of gross margin on our IOL product line, although, as the ASP declines, the gross profit margin will decline. Cost structure is still good and I expect overall to be -- AFPs to be steady throughout the year.

Operator

(Operator Instructions) The next question is from Jim Sidoti of Sidoti & Company.

James Sidoti - Sidoti & Company, LLC - Research Analyst

Good afternoon, can you hear me?

Caren L. Mason - STAAR Surgical Company - CEO, President and Director

Yes, Jim. You're coming through loud and clear.

James Sidoti - Sidoti & Company, LLC - Research Analyst

Great. So can you just remind me -- the last time the FDA came to inspect, I believe it took about 5 or 6 months. Is that about right? And is that the talk -- how much time do you think it'll take this time?

Caren L. Mason - STAAR Surgical Company - CEO, President and Director

Okay. I don't recollect. I wasn't onboard at the time. I think it was 3 months or so. But I have no idea as to the inspection timing for the FDA. So I couldn't tell you what that would be.

James Sidoti - Sidoti & Company, LLC - Research Analyst

And is there any clock that starts now for them to come in? Or can they come in whenever they want?

MAY 03, 2017 / 04:30PM ET, STAA - Q1 2017 STAAR Surgical Co Earnings Call

Caren L. Mason - STAAR Surgical Company - CEO, President and Director

They can come in whenever they want. There is no statute associated with their response to our readiness.

James Sidoti - Sidoti & Company, LLC - Research Analyst

Okay. And then last one, you mentioned you signed a new strategic cooperation agreement in India. Was that the only one signed in the quarter? Or were there others signed as well?

Caren L. Mason - STAAR Surgical Company - CEO, President and Director

No. There was another one, new one signed in the Middle East and then there were renewals from previous agreements as well and a number of others are currently in negotiation.

Operator

And at this time, I'd like to turn the call back over to Caren Mason for closing remarks.

Caren L. Mason - STAAR Surgical Company - CEO, President and Director

I'd like to thank everyone for their participation on our call today. We appreciate your interest and investment in our company, and we look forward to speaking with many of you in the coming weeks and months. All the best to all of you. Thank you.

Operator

Thank you. Ladies and gentlemen, this concludes today's conference. You may now disconnect. Good day.